Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-227321, 333-238870, 333-240198, and 333-253151 on Form S-8, and Registration Statement No. 333-256149 on Form S-3 of our report dated March 11, 2022, relating to the financial statements of KLX Energy Services Holdings, Inc. (the “Company”) appearing in this Transition Report on Form 10-K for the eleven-month period ended December 31, 2021.

/s/ Deloitte & Touche LLP

Houston, TX
March 11, 2022